UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Charles Thomas Burbage, a member of the AeroVironment, Inc. (the “Company”) Board of Directors (the “Board”), notified the Board of his decision to retire from the Board effective upon the expiration of his current term and not stand for re-election as a director of the Company. Mr. Burbage will continue to serve as a director and as a member of the Board’s Nominating and Corporate Governance Committee, Compensation Committee and Executive Committee until the completion of his term, which will end at the start of the Company’s 2026 annual meeting of stockholders, anticipated to be held on September 24, 2026 (the “Annual Meeting”). Mr. Burbage’s decision not to stand for re-election was not due to any disagreement with the Company, its auditors or advisors on any matter relating to the Company or its operations, policies or practices.

On August 5, 2026, upon the recommendation of the Nominating and Corporate Governance Committee, the Board (i) increased the size of the board from nine (9) to ten (10) directors and (ii) appointed Michael Ruppert to the Board as a Class II director, effective immediately. The terms of the Company’s Class II directors, including Mr. Ruppert, expire at the Company’s 2026 Annual Meeting of Stockholders or upon the election and qualification of successor directors.

There are no arrangements or understandings between Mr. Ruppert and any other person pursuant to which he was selected as a director. Mr. Ruppert has no family relationship with any director or executive officer of the Company and he has no direct or indirect material interest in any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K. Mr. Ruppert’s compensation for his Board service will be consistent with that provided to all of the Company’s non-employee directors as disclosed and updated in the Company’s proxy disclosures annually. In addition, the Company entered into an indemnification agreement with Mr. Ruppert in connection with his appointment to the Board, in substantially the same form as entered into with the Company’s other directors, available as Exhibit 10.1 in the Company’s Annual Report on Form 10-K for the year ended April 30, 2026.

Item 7.01 Regulation FD Disclosure

On August 7, 2026, the Company issued a press release regarding Mr. Burbage’s decision to retire and not stand for re-reelection to the Board at the Annual Meeting, and Mr. Ruppert’s appointment to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated August 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: August 7, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal Officer & Corporate Secretary

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